Public Service Enterprise Group PSEG Earnings Conference Call 1st Quarter 2021 May 5, 2021 EXHIBIT 99.1

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects; lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand; any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; any inability to maintain sufficient liquidity; the impact of cybersecurity attacks or intrusions; the impact of the ongoing coronavirus pandemic; the impact of our covenants in our debt instruments on our operations; adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements; risks associated with the timeline and ultimate outcome of our exploration of strategic alternatives relating to PSEG Power’s non-nuclear generating fleet; the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate fuel supply; market risks impacting the operation of our generating stations; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to our sale of generation output and purchase of fuel; any inability of PSEG Power to meet its commitments under forward sale obligations; reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings; adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning and transmission returns; risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental regulations and enforcement; and delays in receipt of, or an inability to receive, necessary licenses and permits. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements

PSEG presents Operating Earnings and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings and Adjusted EBITDA are non-GAAP financial measures that differ from Net Income. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income to reconcile to non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA with a reference to those slides included on each of the slides where the non-GAAP information appears. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies. Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility. GAAP Disclaimer From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

PSEG Q1 2021 Ralph Izzo Chairman, President and Chief Executive Officer

PSEG Q1 2021 First Quarter Highlights Net Income of $1.28 per share in Q1 2021 vs. $0.88 in Q1 2020 Non-GAAP Operating Earnings* of $1.28 per share in Q1 2021 vs. $1.03 in Q1 2020 PSE&G results reflect ongoing investment in electric and gas infrastructure PSEG Power non-GAAP Operating Earnings* benefited from higher capacity revenues and colder weather Operational Excellence Nuclear operations achieve a capacity factor of 98.8% in Q1; Hope Creek completes 517-day uninterrupted, “breaker to breaker” run PSEG Nuclear recognized as an industry leader in operational reliability by INPO, one of only two nuclear fleets across the industry with no scrams over the past year Disciplined Investment Beginning rollout of nearly $2 billion of Clean Energy Future (CEF) approved programs in Energy Efficiency, Energy Cloud (AMI) and Electric Vehicle charging infrastructure PSE&G on track to invest $2.7 billion in 2021 in T&D infrastructure upgrades and CEF AMI=Automated Metering Infrastructure; T&D=Transmission & Distribution *See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP).

Progress on strategic alternatives for non-nuclear fleet PSEG has entered into an agreement to sell Solar Source's 467 MWDC portfolio of 25 projects to an affiliate of LS Power Furthers PSEG transformation into a primarily regulated electric and gas utility, intended to: Reduce overall business risk and earnings volatility Improve business mix and credit profile Enhance PSEG's ESG position Focus on New Jersey’s Clean Energy Agenda Remaining generation will consist of PSEG Power's carbon-free nuclear fleet, and regional offshore wind investments that will be significantly contracted No adverse impact on current shareholder dividend (subject to board approval) Takes into account interests of diverse stakeholders, including our employees No impact on PSE&G or PSEG LI customers, operations or tariffs Marketing of fossil assets continues; completion of both sale processes expected to occur within 2021 ESG=Environmental, Social, Governance

PSEG - Regulatory and Policy Objectives State Regulatory Proceedings NJBPU awarded continuation of $10/MWh Zero Emission Certificates for all three NJ nuclear plants through May 31, 2025 Resource Adequacy (FRR) recommendation and report by NJBPU Staff expected May 2021 NJBPU working together with PJM in conducting first-ever “State Agreement Approach” open window to procure transmission solutions to support State’s 7,500 MW offshore wind target; window opened on April 15th and will run until August 13th Investment Priorities Aligned with NJ’s Clean Energy Agenda PSEG completed acquisition of 25% interest in Ørsted's Ocean Wind project to expand its carbon-free fleet with contracted, renewable generation supporting New Jersey’s goal of 100% clean energy by 2050 Remaining ~$0.2 billion of CEF filings (Vehicle Innovation and Energy Storage) expected to be addressed following future stakeholder proceedings Federal Energy Regulatory Commission (FERC) / PJM FERC’s decarbonization agenda has an emphasis on promoting transmission and market policies that will facilitate renewables development while seeking to keep costs low for customers PSEG will file comments supporting the merits of continuing the RTO return on equity adder in response to FERC’s recently issued supplemental NOPR proposing to eliminate the adder for transmission owners in an RTO for 3 years or longer 2022/2023 PJM Capacity Auction is scheduled to occur in late May 2021, with results June 2; NJ nuclear units expected to clear based on the current MOPR floor prices FERC and PJM are seeking MOPR reforms NJBPU=New Jersey Board of Public Utilities; FRR=Fixed Resource Requirement; NOPR=Notice of Proposed Rulemaking; RTO=Regional Transmission Organization; MOPR=Minimum Offer Pricing Rule

Non-GAAP Operating Earnings* Contribution by Subsidiary 2020 Actual and 2021E Guidance E = Estimate. *See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP). **Based on the mid-point of 2021 non-GAAP Operating Earnings guidance of $3.35 - $3.55 per share. The total of the subsidiary guidance ranges are wider than the consolidated $0.20 band to allow for variability by business, as they are often offset in consolidated results. $3.35 - $3.55E PSEG – Re-affirming 2021 Guidance

PSEG Sustainability & ESG Summary

Leadership

- **Clean Energy Future: PSE&G has received regulatory approvals to invest $2 billion to decarbonize the New Jersey economy**
  - ✓ $1B CEF-Energy Efficiency program
  - ✓ $0.7B* for smart meters (Energy Cloud-AMI)
  - ✓ $0.2B for EV charging infrastructure
- **PSE&G on track to achieve 2023 methane reduction goal of ~22% from 2018 levels**
- **PSEG Power's commitment to reduce GHG emissions by 80% from 2005 levels by 2046**
- **PSEG Power 2019 vision for Net-Zero emissions by 2050**
  - ✓ PSEG announced a strategic review of PSEG Power's non-nuclear generation assets
  - ✓ PSEG Power is already at half the CO_2 intensity of PJM/U.S. averages
  - ✓ PSEG Power is coal-free by mid-2021
- **PSEG completed acquisition of 25% interest in Ocean Wind, NJ's first Offshore Wind farm**
- **Regulated Solar energy investments total ~$1B**
- 2020 Climate Report follows TCFD
- 2019 Sustainability Report is SASB compliant
- 2020 PSEG Performance Report

Policies & Goals

- PSEG is a vocal advocate for an economy-wide price on carbon emissions and preserving nuclear power plants for their carbon-free attributes
- Committed to rigorous oversight of political contributions and transparency in disclosure
- Diversity, Equity & Inclusion Commitment
- Human Rights Policy (2018)
- PSEG's long-term ESG goals and business strategy are aligned with many of the U.N.'s Sustainable Development Goals intended to stimulate action to set the world on a sustainable path by 2030


SUSTAINABLE DEVELOPMENT GOALS
1 NO POVERTY
2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
5 GENDER EQUALITY
6 CLEAN WATER AND SANITATION
7 AFFORDABLE AND CLEAN ENERGY
8 DECENT WORK AND ECONOMIC GROWTH
9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION
14 LIFE BELOW WATER
15 LIFE ON LAND
16 PEACE, JUSTICE AND STRONG INSTITUTIONS
17 PARTNERSHIPS FOR THE GOALS
SUSTAINABLE DEVELOPMENT GOALS

Recognition & Scores

- **Member** of **S&P Sustainability Yearbook 2021**
- Named to **Dow Jones Sustainability Index** – North America 13 years in a row
- Among **2021 America's Most Responsible Companies by Newsweek**
- Named to the **Forbes Lists of: Best Employers for Diversity 2021 and Best Employers for Veterans 2020**
- **PSEG ESG Vital Signs: Relative Scores****


MSCI
PEERS
AA
PSEG in top 20% of all MSCI rated companies
ISS
PEERS
3-S
4-E
Bloomberg
PEERS
56
Sustainalytics
PEERS
71
SSGA R-Factor
PEERS
59
CPA-Zicklin Index
PEERS
85.7
Worse
Better
PEER AVG
PSEG

*CEF-EC/AMI approved program is $707M, of which ~$600M is incremental capex over annual meter spend of ~$30M.
**Scores from best to worst: MSCI – AAA to CCC, ISS - 1 to 5, Others - 100% to 0%
EV=Electric Vehicle; GHG=Greenhouse Gas; TCFD=Task Force on Climate-Related Financial Disclosures; SASB=Sustainability Accounting Standards Board
Note: PSEG ESG scores as of March 31, 2021.

9

PSEG delivering solid results and sustainable dividend growth PSEG non-GAAP Operating Earnings* PSEG Annual Common Dividend Re-affirming full-year 2021 non-GAAP Operating Earnings guidance of $3.35 - $3.55 per share PSE&G expected to contribute >80% of 2021 non-GAAP Operating Earnings PSEG’s 5-year capital spending forecast of $14B - $16B, with 90% directed to PSE&G, expected to produce ~6.5% - 8% compound annual growth in rate base over 2021 – 2025 Over 75% of PSEG Power’s 2021 gross margin secured via energy hedges, capacity revenues, ZECs and ancillary service payments PSEG increased the 2021 indicative annual common dividend by $0.08 to $2.04 per share Expect strong cash flow will enable funding the entire 5-year capital spending program during the 2021-2025 period, without the need to issue new equity 2021 Financial Highlights ZECs=Zero Emission Certificates

PSEG Q1 2021 Operating Company Review Dan Cregg EVP and Chief Financial Officer

PSEG – Q1 Results by Subsidiary Net Income/(Loss) 2021 2020 Change PSE&G $ 0.94 $ 0.87 $ 0.07 PSEG Power $ 0.32 $ 0.02 $ 0.30 PSEG Enterprise/Other $ 0.02 $ (0.01)- $ 0.03 Total PSEG $ 1.28 $ 0.88 $ 0.40 Non-GAAP Operating Earnings* 2021 2020 Change PSE&G $ 0.94 $ 0.87 $ 0.07 PSEG Power $ 0.32 $ 0.17 $ 0.15 PSEG Enterprise/Other $ 0.02 $ (0.01)- $ 0.03 Total PSEG* $ 1.28 $ 1.03 $ 0.25 *See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG and PSEG Power. PSEG Q1 EPS Summary – Quarter ended March 31

$ / share PSEG EPS Reconciliation – Q1 2021 versus Q1 2020 Capacity 0.03 Re-contracting & Market 0.03 Volume 0.01 Gas Operations 0.04 O&M 0.03 Depreciation & Interest 0.01 Transmission 0.02 Gas Margin 0.03 Electric Margin 0.01 Distribution O&M (0.02) Distribution Depreciation (0.01) Distribution Non-Operating Pension/OPEB 0.02 Distribution Taxes & Other 0.02 Higher Tax Benefits *See Slides A and B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG and PSEG Power.

PSE&G Q1 2021 Review

$ / share PSE&G EPS Reconciliation – Q1 2021versus Q1 2020 Distribution O&M (0.02) Distribution Depreciation (0.01) Distribution Non-Operating Pension/OPEB 0.02 Distribution Taxes & Other 0.02 Transmission 0.02 Gas Margin 0.03 Electric Margin 0.01

PSE&G – Q1 Weather Summary Q1 2021 vs. Q1 2020 vs. Normal Monthly Heating Degree Days (HDD) Q1 2021 winter weather, as defined by heating degree days, was ~18% colder than Q1 2020 and ~4% milder than normal Heating Degree Days

PSE&G Clean Energy Future Program Overview $2.5B investment $300M investment $100M investment $2.5B investment $300M investment $100M investment *CEF-EC/AMI Program is $707M, additional rate base is ~$600M given annual meter spend of ~$30M C&I=Commercial & Industrial customers; DC=direct current.

Driving innovation and efficiency for our customers through investments in technology

Advanced Metering Infrastructure



Providing real-time information to **help customers manage their usage, improving operational efficiencies, and supporting new energy technologies** through the deployment of ~2.3 million smart meters over the next four years

360° View of the Customer



Creating a **holistic view of a customer's profile, transactions, and participation in energy efficiency programs** through deployment of a new integrated customer relationship management platform

Mobile Access



Providing customers **convenient ways to pay, track outage status, review their bill, and make appointments** through a new self-service application that runs on mobile phones, tablets, and watches

Outage and Distribution Management


PSEG

Enhancing **real-time awareness of power outages**, improving the capabilities of **outage prediction models** and enabling **faster outage detection and restoration** with a new advanced distribution management system and a new outage management system

Asset and Work Management



Optimizing **resource utilization, enabling proactive asset management and gaining better insights into work status** through a new mobile work management system; deploying Tech Talk virtual diagnostics to improve response time for WorryFree® appliance service

Mobile Geographic Information System



Reducing **cycle time of reporting damage** during storm events and enabling **digitization of T&D field processes, including public safety** through deployment of a suite of mobile geographic information system applications and dashboards

18

PSE&G – Q1 Highlights For the trailing 12 months ended March 31, weather normalized electric sales declined by 2%; Residential sales increased by 7%, more than offset by Commercial and Industrial sales decline of 6% For the trailing 12 months ended March 31, weather normalized gas sales increased by 1%; Residential sales increased by 3%, partly offset by Commercial and Industrial sales decline of 3% PSE&G recognized as a safety leader in employee accident prevention by the American Gas Association for 2020 DART incident rate Rollout of nearly $2 billion of CEF programs in EE, AMI and EV Infrastructure in process Conservation Incentive Program to begin providing recovery of variations in revenue due to energy efficiency and other impacts in June for electric and October for gas Operations Regulatory and Market Environment PSE&G invested $0.6 billion in Q1 on track to invest $2.7 billion in 2021 in T&D infrastructure upgrades and rollout of CEF programs PSE&G Net Income increased $0.07 per share, or ~8%, over Q1 2020 PSE&G 2021 Net Income guidance remains unchanged at $1,410 million - $1,470 million Financial DART=Days Away Restricted or Transferred

PSEG Power Q1 2021 Review

PSEG Power EPS Reconciliation – Q1 2021 versus Q1 2020 Q1 2020 Net Income Q1 2020 Operating Earnings (non-GAAP)* Q1 2021 Net Income Q1 2021 Operating Earnings (non-GAAP)* Capacity 0.03 Re-contracting & Market 0.03 Volume 0.01 Gas Operations 0.04 O&M 0.03 Depreciation & Interest 0.01 *See Slide B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP). $ / share

PSEG Power – Q1 Generation Measures Total Nuclear Total Coal Natural Gas & Oil *Indicates Period Net Generation, negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa. **Excludes peaking and steam generation. ***Includes Oil Fuel Costs of $1 million each in Q1 2021 and Q1 2020. PSEG Power – Generation (GWh)* PSEG Power – Capacity Factors (%)* Quarter ended March 31 ($ millions) 2020 2021 Gas*** $ 103 $ 138 Coal $ - $ 9 Nuclear $ 47 $ 49 Total Fuel Cost $ 150 $ 196 Total GWh* Generation 13,178 13,257 $ / MWh 11.38 14.78 PSEG Power – Fuel Costs* Quarter ended March 31 2020 2021 Combined Cycle** 44.9% 41.7% Coal - % 31.7% Nuclear 94.9% 98.8% 13,178 13,257 (7)

PSEG Power – Gross Margin Performance Capacity revenues rose in 2021: Average price in PJM is $168 MW/day and in ISO-NE is $195 MW/day through May 31; Bridgeport Harbor 5 locked in at $231 MW/day* Higher Q1 2021 market prices due to weather Regional Performance Region Q1 Gross Margin ($M) Q1 2021 Performance PJM $382 Higher capacity revenues and re-contracting at higher market prices partially offset by lower demand New England $49 Higher market prices and higher demand partially offset by lower capacity prices New York $15 Higher market prices partially offset by unplanned outage PSEG Power Gross Margin ($/MWh) Quarter ended March 31 *PSEG Power’s cleared capacity auction price includes escalations over the 7-year period based on the Handy-Whitman Index through May 2026.

PSEG Power – Q1 Highlights Q1 2021 generation output up 1% vs Q1 2020 due to outage at Salem 1 in 2020 Nuclear fleet achieved a capacity factor of 98.8% in Q1 2021 CCGT fleet capacity factor was 41.7% in Q1 2021 Nuclear fleet produced 8.2 TWh, up 3% from last year due to Salem 1 outage in 2020; CCGT fleet produced 4.7 TWh, down 8% from last year due to lower demand Operations Regulatory and Market Environment Financial NJBPU awarded continuation of ZECs at $10/MWh for all three NJ nuclear units through May 2025 The NJBPU’s Resource Adequacy proceeding is ongoing, report expected May 2021 PJM expected to file at FERC in mid-July to change MOPR to better support state-subsidized resources Strategic alternatives exploration: entered into agreement to sell Solar assets, marketing of Fossil assets continues PSEG Power’s total debt as a percentage of capitalization was 28% at March 31 PSEG Power’s 2021 guidance range for non-GAAP Operating Earnings remains unchanged at $280 million - $370 million; non-GAAP Adjusted EBITDA guidance remains unchanged at $850 million - $950 million

PSEG

Re-affirming PSEG 2021 Guidance - By Subsidiary $ millions (except EPS) 2021E 2020 PSE&G (Net Income) $1,410 - $1,470 $1,327 PSEG Power $280 - $370 $430 PSEG Enterprise/Other ($15) ($16) Operating Earnings (non-GAAP)* $1,700 - $1,800 $1,741 Operating EPS (non-GAAP)* $3.35 - $3.55 $3.43 Segment Operating Earnings Guidance and Prior Year Results (non-GAAP, except as noted)* $ millions 2021E 2020 PSEG Power $850 - $950 $990 PSEG Power Adjusted EBITDA (non-GAAP) *,** Note: The total of subsidiary guidance ranges are wider than the consolidated band to allow for variability by business, as they are often offset in consolidated results. *See Slide A for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG and Slide B for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) for PSEG Power. **Adjusted EBITDA for the full year 2020 includes pre-tax expenses of $36 million related to the purchase of NJ tax credits as part of the 2019 NJ Technology Tax Benefit Transfer Program. The benefit from the program’s tax credits is included in the income tax expense line item and more than offsets the expenses incurred for the purchase. E = Estimate.

APPENDIX

PSEG maintains a solid financial position

PSEG Senior Unsecured Credit Ratings
Moody's = Baa1 / Outlook = Stable
S&P = BBB / Outlook = Stable

Senior Notes Outstanding as of 3/31/2021

Sr. Notes due November 2021	$300M
Sr. Notes due November 2022	$700M
Sr. Notes due June 2024	$750M
Sr. Notes due August 2025	$550M
Sr. Notes due August 2030	$550M
Sr. Notes due April 2031	$96M
Total Long-Term Debt Outstanding:	**$2.9B**
PSEG Consolidated Debt to Capitalization	**52%**

PSE&G Senior Secured Credit Ratings
Moody's = Aa3 / Outlook = Stable
S&P = A / Outlook = Stable

2021 PSE&G Debt Issuances

Secured 0.95% MTNs due March 2026	$450M
Secured 3.00% MTNs due March 2051	$450M
Total Long-Term Debt Outstanding as of 3/31/2021:	**$11.5B**

PSEG Power Senior Unsecured Credit Ratings
Moody's = Baa1 / Outlook = Stable
S&P = BBB / Outlook = Stable

Senior Notes Outstanding as of 3/31/2021

Sr. Notes due June 2021	$700M
Sr. Notes due September 2021	$250M
Sr. Notes due June 2023	$700M
Sr. Notes due November 2023	$250M
Sr. Notes due April 2031	$404M
Total Long-Term Debt Outstanding*:	**$2.3B**
Debt to Capitalization	**28%**

MTNs=Medium-Term Notes
*Includes $44M Pennsylvania Economic Development Financing Authority Tax-Exempt Bond Maturing 2042 backed by Letter of Credit maturing 2022
Note: Credit Ratings are as of May 5, 2021; Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding

28

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (Non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,		Year Ended December 31,			
	2021	2020	2020	2019	2018	2017
	($ millions, Unaudited)					
Net Income	$ 648	$ 448	$ 1,905	$ 1,693	$ 1,438	$ 1,574
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax [(a)] (PSEG Power)	(55)	219	(231)	(255)	144	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax [(b)] (PSEG Power)	47	(107)	81	(285)	117	167
Plant Retirements and Dispositions, pre-tax (PSEG Power)	-	-	(122)	402	(51)	975
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	-	20	2	-	-	-
Goodwill Impairment, pre-tax (PSEG Power)	-	-	-	16	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	-	-	58	8	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [(c)]	10	(60)	106	37	(74)	(427)
Tax Reform	-	-	-	-	-	(745)
Operating Earnings (non-GAAP)	$ 650	$ 520	$ 1,741	$ 1,666	$ 1,582	$ 1,488
PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507	507	507
	($ Per Share Impact - Diluted, Unaudited)					
Net Income	$ 1.28	$ 0.88	$ 3.76	$ 3.33	$ 2.83	$ 3.10
(Gain) Loss on NDT Fund Related Activity, pre-tax [(a)] (PSEG Power)	(0.11)	0.44	(0.46)	(0.50)	0.28	(0.26)
(Gain) Loss on MTM, pre-tax [(b)] (PSEG Power)	0.09	(0.21)	0.16	(0.56)	0.23	0.33
Plant Retirements and Dispositions, pre-tax (PSEG Power)	-	-	(0.24)	0.79	(0.10)	1.92
Oil LOCOM adjustment, pre-tax (PSEG Power)	-	0.04	-	-	-	-
Goodwill Impairment, pre-tax (PSEG Power)	-	-	-	0.03	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	-	-	0.11	0.02	0.15
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [(c)]	0.02	(0.12)	0.21	0.08	(0.14)	(0.84)
Tax Reform	-	-	-	-	-	(1.47)
Operating Earnings (non-GAAP)	$ 1.28	$ 1.03	$ 3.43	$ 3.28	$ 3.12	$ 2.93

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b) Includes the financial impact from positions with forward delivery months.

(c) Income tax effect calculated at 28.11% statutory rate for 2020, 2019 and 2018 and 40.85% statutory rate for 2017, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income.

A

Reconciliation of Non-GAAP Operating Earnings and Non-GAAP Adjusted EBITDA Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings and Adjusted EBITDA as non-GAAP financial measures and how they differ from Net Income. B Includes the financial impact from positions with forward delivery months. Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds. Excludes amounts related to Operating Earnings (non-GAAP) reconciling items. Net of capitalized interest. Three Months Ended 2021 2020 2020 Net Income 161 $ 13 $ 594 $ (Gain) Loss on NDT Fund Related Activity, pre-tax (55) 219 (231) (Gain) Loss on MTM, pre-tax (a) 47 (107) 81 Plant Retirements and Dispositions, pre-tax - - (122) Oil LOCOM adjustment, pre-tax - 20 2 Income Taxes related to Operating Earnings (non-GAAP) reconciling items (b) 10 (60) 106 Operating Earnings (non-GAAP) 163 $ 85 $ 430 $ Depreciation and Amortization, pre-tax (c) 90 93 360 Interest Expense, pre-tax (c) (d) 26 33 118 Income Taxes (c) 42 (10) 82 Adjusted EBITDA (non-GAAP) 321 $ 201 $ 990 $ PSEG Fully Diluted Average Shares Outstanding (in millions) 507 507 507 Year Ended March 31, December 31, PSEG Power LLC ($ millions, Unaudited) Operating Earnings (Non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation Reconciling Items